Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-200351 on Form S-8 and Registration Statement No. 333-224646 on Form S-3 of Paramount Group, Inc. of our report dated February 13, 2019, relating to the financial statements of Paramount Group Real Estate Fund VII, LP, appearing in this Annual Report on Form 10‑K of Paramount Group, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

New York, New York

February 13, 2019